Exhibit 99.1

Ace Global Business Acquisition Limited Announces Additional Contribution to Trust Account to Extend
Period to Consummate Business Combination

NEW YORK, April 17, 2024 /PRNewswire/ -- Ace Global Business Acquisition Limited (NASDAQ: ACBA) (the “Company”), a special purpose acquisition company, announced today that Ace Global Investment Limited, the Company’s initial public offering sponsor (the “Sponsor”), has deposited into the Company’s trust account (the “Trust Account”) an aggregate of $30,000 (representing the lesser of (i) $30,000 and (ii) an aggregate amount equal to $0.033 multiplied by the number of issued and outstanding Company ordinary shares issued in the Company’s initial public offering that has not been redeemed), in order to extend the period of time the Company has to complete a business combination for an additional one (1) month period, from May 9, 2024 to June 8, 2024. The Company issued a promissory note to the Sponsor with a principal amount equal to the amount deposited. The promissory note bears no interest and is convertible into the Company’s units (with each unit consisting of one ordinary share, and one warrant to purchase one ordinary share) at a price of $10.00 per unit at the closing of a business combination by the Company. The purpose of the extension is to provide time for the Company to complete a business combination.

About Ace Global Business Acquisition Limited

Ace Global Business Acquisition Limited is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more business entities.

Forward-Looking Statements

This press release may includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including the successful consummation of the Company’s business combination, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

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